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                     AMERICAN FAMILY LIFE INSURANCE COMPANY

                               Directors' Meeting
                                 August 7, 2000

                             RESOLUTIONS AUTHORIZING
                       A VARIABLE ANNUITY SEPARATE ACCOUNT

       BE IT RESOLVED, That this Board of Directors hereby establishes, with the approval of the Wisconsin Commissioner of Insurance, a separate account within American Family Life Insurance Company, pursuant to sections 611.24 and 611.25 of the Wisconsin Statutes, designated as "American Family Variable Account II" (hereinafter "Variable Account II") for the following uses and purposes, and subject to such conditions as hereinafter set forth; and

       FURTHER RESOLVED, That Variable Account II is established for the purpose of providing for the issuance by the Company of certain deferred and immediate variable annuity contracts (collectively, the "Contracts"), and shall constitute a funding medium to support reserves under such Contracts issued by the Company; and

       FURTHER RESOLVED, That the income, gains and losses, whether or not realized, from assets allocated to the Variable Account II shall, in accordance with the Contracts, be credited to or charged against the Variable Account II without regard to other income, gains or losses of the Company; and

       FURTHER RESOLVED, That to the extent provided under the Contracts, that portion of the assets of the Variable Account II equal to the reserves and other contract liabilities with respect to the Variable Account II shall not be chargeable with liabilities arising out of any other business the Company may conduct; and

       FURTHER RESOLVED, That the investment policy and objective of the Variable Account II is to invest in shares of an investment portfolio of a management investment company or in units or other interests in a unit investment trust, real estate investment trust or other pooled investment vehicle, which portfolio, trust or pooled investment vehicle has a stated investment objective (hereinafter, a "designated fund"); and

       FURTHER RESOLVED, That Variable Account II shall be divided into subaccounts, and each subaccount in Variable


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Account II shall invest in the shares of a single investment portfolio of a management investment company or in units or other interests in a unit investment trust, real estate investment trust or other pooled investment vehicle, as permitted by the Contracts; and

       FURTHER RESOLVED, That the income, gains and losses, whether or not realized, from assets allocated to each subaccount of variable Account II shall, if provided for in the Contracts, be credited to or charged against such subaccount of Variable Account II without regard to other income, gains or losses of any other subaccount of Variable Account II; and

       FURTHER RESOLVED, That this Board expressly reserves the right to: (1) add or remove any subaccount of Variable Account II, (2) substitute shares of or interests in one designated fund for another, or (3) change the designation of a subaccount or of Variable Account II, as it may hereafter deem necessary or appropriate; and

       FURTHER RESOLVED, That the President and Executive Vice Presidents and each of them, with full power to act without the others, are severally authorized to invest such amount or amounts of the Company's cash in Variable Account II or in any subaccount as may be deemed necessary or appropriate to facilitate the commencement of Variable Account II's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940 (the "1940 Act"); and

       FURTHER RESOLVED, That the President and Executive Vice Presidents and each of them, with full power to act without the others, are severally authorized to transfer cash from time to time between the Company's general account and Variable Account II as deemed necessary or appropriate and consistent with the terms of the Contracts; and

       FURTHER RESOLVED, That the President and Executive Vice Presidents and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, are severally authorized and directed to take all action necessary to: (a) register Variable Account II as a unit investment trust under the 1940 Act, (b) register interests in the Variable Account II (including the Contracts) in such amounts, which may be an indefinite amount, as such officers of the Company shall from time to time deem appropriate


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under the Securities Act of 1933 (the "1933 Act"), and (c) take all other actions that are necessary in connection with the offering of the Contracts for sale and the operation of Variable Account II in order to comply with the 1940 Act, the Securities Exchange Act of 1934, the 1933 Act, and other applicable federal laws, including the filing of registration statements or any amendments to registration statements, any undertakings, and any applications for exemptions from the 1940 Act or other applicable federal laws as the officers of the Company shall deem necessary or appropriate; and

       FURTHER RESOLVED, That the President and Executive Vice Presidents and each of them, with full power to act without the others, are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Variable Account II, and by the Company as sponsor and depositor, and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer or director of the Company: (1) a Notification of Registration on Form N-8A registering Variable Account II as an investment company under the 1940 Act, (2) a registration statement under the 1940 Act, (3) a registration statement under the 1933 Act registering interests in Variable Account II (including the Contracts), and (4) any and all amendments to the foregoing; and

       FURTHER RESOLVED, That the Executive Vice President, Legal is duly appointed as agent for service of process under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

       FURTHER RESOLVED, That the President and Executive Vice Presidents and each of them, with full power to act without the others, are severally authorized behalf of the Separate Account and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell interests in Variable Account II (including the Contracts), including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the Contracts, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under


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such laws, and to take any and all further action which such officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the officers or legal counsel deem it to be in the best interests of Variable Account II; and

       FURTHER RESOLVED, That the President and Executive Vice Presidents and each of them, with full power to act without the others, are severally authorized in the names and on behalf of Variable Account II and the Company to execute and file irrevocable written consents on the part of Variable Account II and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with the registration or qualification of the Contracts, and to appoint the appropriate state official, or such other person as may be allowed by insurance or securities laws, agent of Variable Account II and of the Company for the purpose of receiving and accepting process; and

       FURTHER RESOLVED, That the President and Executive Vice Presidents and each of them, with full power to act without the others, are severally authorized to establish procedures under which the Company will provide voting rights for owners of the Contracts with respect to securities owned by Variable Account II; and

       FURTHER RESOLVED, That the President and Executive Vice Presidents and each of them, with full power to act without the others, are severally authorized to execute such agreement or agreements as deemed necessary and appropriate (1) with American Family Securities, LLC or other qualified entity under which American Family Securities, LLC or such other entity will be appointed principal underwriter and distributor for interests in Variable Account II (including the Contracts), (2) with one or more qualified banks or other qualified entities to provide administrative and/or custody services in connection with the establishment and maintenance of Variable Account II and the design, issuance, and administration of the Contracts, and (3) with the designated funds and/or the principal underwriter and distributor of those funds for the purchase and redemption of shares, units or interests in such designated funds; and

       FURTHER RESOLVED, That the President and Executive Vice Presidents and each of them, with full power to act without the others, are severally authorized to execute and deliver


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such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof; and

       FURTHER RESOLVED, that the Company hereby adopts and establishes the following Standards of Conduct for itself and its officers, directors, employees and affiliates (each an "Employee") with respect to the purchase or sale of investments of Variable Account II:

       No Employee shall:

       1. Employ any device, scheme or artifice to defraud Variable Account II or the owners of the Contracts;

       2. Make any untrue statement of a material fact with respect to the investments of Variable Account II or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they were made, not misleading;

       3. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon Variable Account II or the owners of the Contracts;

       4. Engage in any manipulative practice with respect to Variable Account II or the owners of the Contracts;

       5. Sell to, or purchase from, variable Account II any securities or other property, except as permitted under applicable laws, rules, regulations, order, or other interpretation of any government, agency, or self-regulatory organization;

       6. Purchase or allow to be purchased for Variable Account II any securities of which the Company or an affiliated company is the issuer, except as permitted under applicable laws, rules, regulations, order, or other interpretation of any government, agency, or self-regulatory organization;

       7. Accept any compensation other than a regular salary or wages from the Company or an affiliated company for the sale or purchase of investment securities to or from Variable Account II except as


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      permitted under applicable laws, rules, regulations, order, or other interpretations of any government, agency or self-regulatory organization;


       8. Engage in any joint transaction, participation or common undertaking whereby the Company or an affiliated company participates with Variable Account II in any transaction in which the Company or an affiliated company obtains an advantage in the price or quality of the item purchased, the service received or in the cost of such service, and Variable Account II or the owners of the Contracts are disadvantaged in any of these respects by the same transaction; or

       9. Borrow money or securities from Variable Account II other than under a Contract loan provision.

       FURTHER RESOLVED, that the Company shall require any third party providing administrative services to Variable Account II to adopt Standards of Conduct encompassing the standards set forth above.


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